JIM EDGAR
                               Secretary of State
                                State of Illinois

                            ARTICLES OF INCORPORATION




Pursuant to the provisions of "The Business Corporation Act of 1983", the undersigned incorporator(s) hereby adopt the following Articles of Incorporation.

ARTICLE  ONE          The  name  of  the  corporation  is MIDWEST  ENTERPRISE
                      CONSULTANTS,  INC.

ARTICLE  TWO          The  name  and address of the initial registered agent and its registered  office  are:
                      Registered  Agent  Kenneth  G.  Mason
                      Registered  Office  33  N.  LaSalle  Street,  Suite  2131
                      Chicago, Il  60602         Cook County


ARTICLE  THREE        The purpose or purposes for which the corporation is
                      organized are

                      See  Attached

ARTICLE  FOUR         Paragraph  1:  The  authorized  shares  shall  be:

                      Common     N/A  par  value          10,000  shares

                      Paragraph 2: The preference, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

ARTICLE  FIVE         The number of shares to be issued initially, and the
                      consideration  to be received by the corporation therefor
                      are:
                      Common     N/A  par  value       10,000  shares    $1,000
                                                      Total              $1,000

ARTICLE  SIX          Optional

ARTICLE  SEVEN        Optional

ARTICLE  EIGHT        Other Provisions

                       NAMES & ADDRESSES OF INCORPORATORS

     The undersigned incorporator(s) hereby declare(s), under penalty of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated  1/27/1988

     1.  /s/  Kenneth  G.  Mason          1.  1618  Spencer  Avenue
       -------------------------
         Kenneth  G.  Mason                   Wilmette,  Il  60091


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                                      RIDER
                                      -----

                                  ARTICLE THREE
                                  -------------

     To operate, own, manage and control a consulting and marketing service company.

     To purchase, exchange, acquire, lease, own mortgage, encumber, improve, or cause to be improved, use, lend, borrow, produce, manufacture, assemble, construct, operate, service, maintain, convey and subdivide, plat, trade, and deal in any property, real, personal or mixed, choses in action, or an interest therein, either directly or indirectly, as licensee or franchisee, individually or in association with other individuals, partnerships, firms, corporations, or entities, whether public, governmental, or private, and generally to engage in or conduct any form of manufacturing, mercantile, service or real estate enterprise as may be necessary or convenient in connection with any business of the corporation not contrary to the Illinois Business Corporation Act, within the State of Illinois, and in the various other states, territories, and dependencies of the United States, in the District of Columbia, and in any or all foreign countries, not as real estate brokers.

     To do each and every thing necessary, suitable or proper for the accomplishment of any of the purpose or the attainment of any one or more of the objects herein enumerated, either alone, or in association with, or as agent or representative for, other corporations (whether public, governmental or private), partnerships, individuals or entities.

     The enumeration herein contained of the objects and purposes of the corporation shall be construed as powers as well as objects and purposes, and shall not be deemed to exclude by inference any powers, objects or purposes which the corporation is empowered to exercise, whether expressly by force of the laws of the State of Illinois now of hereafter in effect, or impliedly by the reasonable construction of the said laws.


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                                   MEMORANDUM
                                   ----------

                                    RECORDING
                                    ---------

     The original of the foregoing Certificate of Incorporation, together with a true copy of the Articles of Incorporation affixed thereto, was filed for record in the Office of the Recorder of Deed of the County of Cook, State of Illinois, On February 29, 1988, at the hour of 1:47 P.M. and was recorded as document numbered 88086499.


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